                                 SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

  [ ]   Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]   Definitive Proxy Statement
  [ ]   Definitive Additional Materials
  [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   KFx Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

               ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement, if
                          other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]   No fee required.
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:___________________________________________________________

        2) Aggregate number of securities to which transaction applies:___________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________

        4)  Proposed maximum aggregate value of transaction:___________________

        5)  Total fee paid:____________________________________________________

  [ ]   Fee paid previously with preliminary materials:________________________

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)  Amount Previously Paid:____________________________________________
        2)  Form, Schedule or Registration Statement No.:______________________
        3)  Filing Party:______________________________________________________
        4)  Date Filed:________________________________________________________

[LOGO OF KFX APPEARS HERE]


KFx Inc.
1999 Broadway, Suite 3200
Denver, Colorado 80202


                                                                  April 30, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of KFx Inc., which will be held at 10:00 a.m. local time on Thursday, June 17, 1999 at the executive offices of KFx Inc., 1999 Broadway, Suite 3200, Denver, Colorado 80202.

  The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the Meeting. This year, in addition to the election of directors and the ratification of independent auditors, we are seeking stockholder approval of the Company's 1999 Stock Incentive Plan. We will also report on matters of current interest to our stockholders.

  The Annual Report for the year ended December 31, 1998 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the Meeting. Our World Wide Web homepage on the Internet is a convenient way to communicate with us. Our homepage is located at http://www.kfx.com.

  Also enclosed is a Proxy authorizing two officers of KFx Inc. to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, InterWest Transfer Company, in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the Meeting, either in person or by Proxy, for the conduct of business.



                                Sincerely,



                                Theodore Venners
                                Chairman of the Board of Directors
                                President and Chief Executive Officer

[LOGO OF KFX APPEARS HERE]


KFx Inc.
1999 Broadway, Suite 3200
Denver, Colorado  80202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 17, 1999

                                                                  April 30, 1999

To the Stockholders of KFx Inc:

    The 1999 Annual Meeting of the Stockholders (the "Meeting") of KFx Inc. (the "Company") will be held on Thursday, June 17, 1999 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202. The purpose of the Meeting is to consider and take action upon the following matters:

1.  Election of two Directors.

2.  Ratification and approval of the Company's 1999 Stock Incentive Plan.

3. Approval of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999.

4. Such other business as may properly be brought before the Meeting and any postponements, continuations or adjournments thereof.

    Only stockholders of record at the close of business on April 30, 1999 are entitled to notice of and to vote at the Meeting or at any postponements, continuations or adjournments thereof.

    The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

    THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

    This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.


                                        Rudolph G. Swenson
                                        Secretary

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors (the "Board") of KFx Inc. (the "Company") for use at the 1999 Annual Meeting of the Stockholders (the "Meeting") to be held on Thursday, June 17, 1999 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed Proxy were first furnished to stockholders of the Company on or about April 30, 1999.

                               VOTING PROCEDURES

     The presence in person or by Proxy of a majority of the outstanding shares of common stock of the Company, $.001 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the stockholder is present in person or is represented by returning a properly signed Proxy. Each stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

     Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted FOR the nominees for director, FOR the ratification and approval of the Company's 1999 Stock Incentive Plan, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999, and as the individuals named as Proxy holders on the Proxy deem advisable on all matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date, by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

     The election of each director nominee requires the affirmative vote of a plurality of the shares cast in the election of directors. An affirmative vote of a majority of the votes cast at the Meeting is required for the ratification and approval of the Company's 1999 Stock Incentive Plan, for approval of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999 and all other matters that may be submitted to the Company's stockholders for consideration.

     Those shares present, in person or by Proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a Proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum. Each will be tabulated separately.

     Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the proposals contained in this Proxy other than the ratification and approval of the 1999 Stock Incentive Plan.

     Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Votes cast by Proxy will be tabulated by an automated system administered by InterWest Transfer Company, Inc., the Company's transfer agent. Votes cast by Proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting.

     The outstanding shares of the Company entitled to vote as of April 30, 1999 (the record date) consisted of 23,951,740 shares of Common Stock. Only stockholders of record at the close of business on April 30, 1999 are entitled to vote at the Meeting. Each share is entitled to one vote.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
                             ---------------------

     The Company's Certificate of Incorporation provides for a board of directors consisting of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. As provided in the Company's By-laws, the Board has currently set the total number of directors at seven, with two directors in Class I, three directors in Class II and two directors in Class III. The current terms of the Class II and Class III directors expire at the Company's annual meeting of stockholders in 2000 and 2001, respectively. The current term of the Class I directors expires at the Meeting.

     The Board has nominated Jack C. Pester and Theodore Venners for election as Class I directors to serve a three-year term expiring at the 2002 annual meeting of stockholders and until their successors are elected and qualified.

     It is intended that shares represented by properly executed Proxies will be voted to elect the director nominees, unless authority to so vote is withheld. The nominees are currently members of the Board and have indicated a willingness to serve as directors if re-elected. The Board has no reason to believe that either director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Meeting, either director nominee becomes unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by the Board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO.  1

Directors

     The following table sets forth certain information with respect to the director nominees and the directors who will continue in office after the Meeting including the name and age of each director and nominee, his principal occupation and business experience during the past five years, and the commencement of his term as a director of the Company.

                             Nominees for Election

                                   Principal Occupation or Employment During the Past          Director
        Name and Age                        Five Years; Other Directorships                      Since
----------------------------  ------------------------------------------------------------  ---------------

Jack C. Pester (64)           Mr. Pester began serving as a consultant to the Company in         1994
                              April 1999.  Mr. Pester retired in April 1999 from his
                              position as Senior Vice President in charge of
                              international refining and marketing for The Coastal
                              Corporation, a diversified energy company, which position
                              he held since 1987.  Mr. Pester is a past president of the
                              Independent Refiners Association of America and the
                              Petroleum Marketers Association of America.  Mr. Pester is
                              a director of AmerUs Life Insurance Company (formerly
                              American Mutual Life Insurance Company) of Des Moines.

Theodore Venners (51)         Chairman of the Board since July 1993, and President and           1992
                              Chief Executive Officer of the Company since October 1995.
                              Mr. Venners also served as President of the Company since
                              its inception to September 1993.  He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel
                              Partnership, and served as managing partner of those
                              entities from 1984 until their merger with the Company in
                              December 1992.  Mr. Venners is a director of Northwestern
                              Engineering Company.

         Directors Whose Term of Office will Continue after the Meeting

                                   Principal Occupation or Employment During the Past          Director
        Name and Age                        Five Years; Other Directorships                      Since
----------------------------  ------------------------------------------------------------  ---------------

Stanford M. Adelstein (67)    Chairman of the Board and President of Northwestern                1998
                              Engineering Company, a holding company whose subsidiaries
                              are engaged in real estate management, highway and street
                              construction, quarrying and manufacturing ready-mix
                              concrete, since 1966.

Vincent N. Cook (64)          A founding stockholder of the Company.  Mr. Cook has been          1996
                              President and Chief Executive Officer of Visions
                              Incorporated International Partners and Associates since
                              1989.  Mr. Cook has served as a consultant to and a
                              director of Science Applications International Corporation since 1992.

Brian D. Holt (50)            Mr. Holt has been the President and Chief Executive Officer        1995
                              of Thermo Ecotek Corporation ("TCK"), since February 1994.
                              From January 1989 to February 1994, Mr. Holt was President
                              and Chief Executive Officer of Pacific Generation Company,
                              an owner and operator of independent power facilities and
                              subsidiary of NRG Energy, Inc.  Mr. Holt also serves as a
                              director of TCK and Thermo TerraTech Corporation.

Peter G. Martin (50)          An independent investment banker and venture capitalist            1995
                              since 1990.  Mr. Martin is a director of MacroChem
                              Corporation and DermaRx Corporation.

Stanley G. Tate (71)          A founding stockholder of the Company.  Mr. Tate has been          1997
                              the principal stockholder and President of Tate
                              Enterprises, a holding company whose entities are involved in real estate development, construction, investments and
                              consulting and receivership activities, since 1987.

     Mr. Holt is nominated as a director pursuant to a Stockholders' Voting and Co-Sale Agreement among the Company, TCK and Mr. Theodore Venners. See "Certain Relationships and Related Transactions." Mr. Martin is nominated as a director pursuant to a Stock Purchase Agreement between the Company and David H. Russell.

Board Meetings

     During 1998 the Board met five times. The Board also took action four times by unanimous written consent. During 1998, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 1998 and (ii) the total number of meetings held by all committees of the Board on which he served in 1998.

Committees of the Board

     Audit Committee. The Board has an Audit Committee and during 1998 its members were Vincent N. Cook, Peter G. Martin, Jack C. Pester (from January to October) and Stanford M. Adelstein (from October to December). The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the range of audit and non-audit fees and reviews with the independent accountants the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1998.

     Compensation Committee. The Board has a Compensation Committee and during 1998 its members were Brian D. Holt, Jack C. Pester and Stanley G. Tate. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefit programs, makes specific recommendations to the Board relating to salaries of officers and all incentive awards, and administers the Company's stock option plans. The Compensation Committee met one time in 1998 and also took action one time by unanimous written consent.

Compensation of Directors

     Cash Compensation. Directors who are not employees of the Company receive an annual retainer of $4,000 and a fee of $500 for attending each regular meeting of the Board and $300 for participating in each meeting of the Board held by means of telephone conference call and for participating in certain meetings of committees of the Board. Mr. Venners is an employee of the Company and does not receive any cash compensation from the Company for his service as a director. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending such meetings.

     1996 Stock Option and Incentive Plan. Effective in 1996, directors who are not employees of the Company receive an annual grant of options to purchase 10,000 shares of Common Stock under the Company's 1996 Stock Option and Incentive Plan (the "1996 Plan"). Under the terms of the 1996 Plan, the grant of nonqualified stock options to non-employee directors is automatic on the third business day after the annual meeting of stockholders and are immediately vested on the date of grant. Shares of Common Stock acquired upon exercise of the stock options are subject to repurchase by the Company at the exercise price if a non-employee director ceases to serve as a director for any reason other than death before the first anniversary of the date of grant. The exercise price may not be less than the average daily market price for the five consecutive trading days immediately preceding the grant date. In 1998, options for 50,000 shares were granted to non-employee directors, comprised of 10,000 each to Mssrs. Cook, Holt, Martin, Pester and Tate, each at an exercise price of $3.75 per share.

     1998 Directors Nonqualified Stock Option Plan. In August 1998, the Company adopted the 1998 Directors Nonqualified Stock Option Plan (the "1998 Plan") and reserved 200,000 shares of Common Stock for issuance upon exercise of options granted under the 1998 Plan. Under the 1998 Plan, nonqualified stock options may be granted to directors in such number, at such price not less than the greater of (i) $3.75 per share or (ii) the fair market value of the Common Stock on the date of grant, and with such other terms as the plan administrator may determine. Shares of Common Stock acquired upon exercise of the stock options are subject to repurchase by the Company at the exercise price if a director ceases to serve as a director for any reason other than death before the first anniversary of the date of grant. In addition, options granted under the 1998 Plan will not be exercisable by a director if the plan administrator determines that the director has committed certain specified acts of misconduct or made unauthorized disclosures of trade secret or confidential information of the Company.

                                 PROPOSAL NO. 2

                   RATIFICATION AND APPROVAL OF THE COMPANY'S

                           1999 STOCK INCENTIVE PLAN

General

     The Company's stockholders are being asked to ratify and approve the action of the Board of Directors adopting the Company's 1999 Stock Incentive Plan (the "1999 Plan"). The number of shares of Common Stock reserved for issuance under the 1999 Plan is 2,000,000. In the following discussion of the 1999 Plan capitalized terms have the same meanings as defined in the 1999 Plan, unless otherwise noted.

     Ratification and approval of the proposal require the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     The 1999 Plan is intended to enable the Company and its Related Entities to enhance their ability to provide employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of employees, directors and consultants with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities. Participation in the 1999 Plan is open to employees, directors and consultants and the Company selects participants based on performance and contribution. The number of shares reserved for issuance under the 1999 Plan is intended to support the Company's requirements for current and future employees, directors and consultants and to allow a broad distribution of options for employees.

     As of the date of this Proxy Statement, no employee, director or consultant has been granted any options under the 1999 Plan. The benefits to be received pursuant to the 1999 Plan by the Company's directors, executive officers and employees are not determinable at this time.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE "FOR" PROPOSAL NO. 2

     A general description of the principal terms of the 1999 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 1999 Plan, a copy of which is attached as Annex A.

General Description

     The 1999 Plan was adopted by the Board of Directors in April 1999. The 1999 Plan provides for the grant of options, SARs, dividend equivalent rights, restricted stock and awards which may be earned in whole or in part upon attainment of performance criteria established by the 1999 Plan administrator.

     The 1999 Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act. The Board may authorize one or more officers to grant awards, subject to certain limitations, to employees or consultants who are neither directors nor officers of the Company.

     The Board may at any time amend, suspend or terminate the 1999 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, the Company must obtain stockholder approval of any amendment to the 1999 Plan in such a manner and to such a degree as required.

     Stock options granted under the 1999 Plan may be either incentive stock options ("ISOs") under the provisions of Section 422 of the Code, or nonqualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1999 Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     Under the 1999 Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1999 Plan permits the designation of beneficiaries by holders of ISOs. Other awards will be transferable to the extent provided in the award agreement.

     The 1999 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom awards may be granted and to determine the terms and conditions of any award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1999 Plan authorizes the Administrator to grant awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of nonqualified stock options, such price cannot be less than 85% of the fair market value of the Common Stock on the date the option is granted. The closing price of the Common Stock as of April 27, 1999 was $1.1875. The exercise price is generally payable in cash, check, or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1999 Plan. Except as provided in an award agreement, the vesting schedule will be accelerated and all awards will become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction or a Related Entity Disposition unless the awards are assumed by the successor corporation or replaced with comparable awards or a comparable cash incentive program. If a grantee's Continuous Service is terminated without Cause within 12 months after a Corporate Transaction or Related Entity Disposition, however, the grantee's awards will become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights. In the event of a Change in Control that is not a Corporate Transaction, if a grantee's Continuous Service is terminated without Cause within 12 months after such Change in Control, the grantee's awards will immediately become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights. Notwithstanding the foregoing, the Administrator, in its discretion, may accelerate the vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding award, or prevent such acceleration or release, with respect to any Corporate Transaction, Change in Control or Related Entity Disposition. Effective upon the consummation of a Corporate Transaction, all outstanding awards under the 1999 Plan will terminate unless assumed by the successor company or its parent. The 1999 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award.

     The Administrator may establish one or more programs under the 1999 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 1999 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Certain Federal Tax Consequences

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the 1999 Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.

     The grant of an incentive stock option under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within neither two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The
Section 83(b) election must be made within thirty days from the time the restricted stock is issued to the recipient.

                               EXECUTIVE OFFICERS
                               ------------------

  Set forth below is certain information regarding the executive officers of the Company, including age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                                                          Executive Officer
                                                                                            of the Company
       Name / (Age)                          Present Executive Office                           Since
--------------------------  -----------------------------------------------------------  --------------------

Theodore Venners (51)       Chairman of the Board, President and Chief Executive                 1992
                            Officer.  More detailed information regarding Mr. Venners'
                            business experience is set forth under "Directors."

Daniel J. Ellis (58)        President and Chief Executive Officer of NPS since                   1998
                            September 1998.  Mr. Ellis served as a sales and marketing consultant from February to September 1998, as Vice
                            President, Field Operations, of CADIS, Inc., a parts
                            management software company, from December 1995 to
                            February 1998 and as President of KaPRE Software, an open
                            client server financial applications software provider,
                            from March 1992 to November 1995.  From October 1986 to
                            February 1992, Mr. Ellis served in various management
                            positions, including President, for JD Edwards, an
                            enterprise resource planning software company.

Seth L. Patterson (46)      Executive Vice President and Chief Financial Officer since           1998
                            September 1998.  Mr. Patterson served as a consultant to
                            the Company from June to August 1998, as Vice President
                            and Chief Financial Officer of and in related capacities
                            for United Water Services, Inc., a provider of operations
                            and maintenance services to water and waste water
                            facilities, from July 1996 to December 1997, Vice
                            President and Chief Financial Officer of Phelps-Tointon,
                            Inc., a closely-held company involved in various
                            construction related business, from November 1995 to April
                            1996 and as Vice President, Finance/Administration of
                            Power Resources, Inc., a uranium producer, from July 1992
                            to March 1995.  Mr. Patterson is the Secretary of the
                            Rocky Mountain Chapter of the Financial Executives
                            Institute and is a past Board Chair of the Food Bank of
                            the Rockies.

Rudolph G. Swenson (61)     Secretary and Treasurer since 1992 and Vice President of             1992
                            Contracts and Patents since June 1996.  From January 1994
                            to June 1996, Mr. Swenson served the Company as Chief
                            Financial Officer.  Mr. Swenson serves as President and
                            Chairman of the Board of Directors of the Black Hills
                            Regional Eye Institute.

                             EXECUTIVE COMPENSATION
                             ----------------------

Summary Compensation Table

     The following table sets forth certain information for each of the last three fiscal years concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), no other executive officer earned a total annual salary and bonus that exceeded $100,000 for 1998.


                                           Annual Compensation             Long-Term Compensation
                                           -------------------             ----------------------
                                                                                  Securities
         Name and                                                                 Underlying
    Principal Positions        Year       Salary             Bonus              Options (#)(3)
-------------------------------------------------------------------------------------------------

Theodore Venners (1)           1998      $120,000           $65,000                 150,000
 Chairman of the Board         1997       142,500                --                 200,000
 President and CEO             1996       164,583            18,750(2)              600,000

_______________

(1)  President and Chief Executive Officer since October 1995.
(2) Bonus compensation in 1996 was for 1996 services but was not paid until January 1997.
(3) It has not been the Company's policy in the past to grant stock appreciation rights ("SARs"), and no such rights are outstanding.

     The forgoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than $50,000 and less than ten percent of the annual salary of each such executive officer, is not included in such table.

                         Compensation Pursuant to Plans

1992 Plan

     In 1993, the Company's stockholders approved and adopted the Amended and Restated Stock Option Plan (the "1992 Plan"). The Company has reserved 1,000,000 shares of Common Stock for issuance under the 1992 Plan. As of April 30, 1999, stock options for 852,000 shares had been granted, leaving stock options for 148,000 shares available for grant under the 1992 Plan.

1996 Plan

     In 1996, the Company's stockholders approved and adopted the 1996 Plan. The Company has reserved 1,500,000 shares of Common Stock for issuance under the 1996 Plan. As of April 30, 1999, stock options for 1,415,000 shares had been granted, leaving stock options for 85,000 shares available for grant under the 1996 Plan.

Restricted Stock Plan - Directors and Selected Officers

     In December 1993, the Company's stockholders approved and adopted the Restricted Stock Plan for Directors and Selected Officers ("the Directors Plan"). A total of 500,000 shares have been reserved for issuance pursuant to the Directors Plan. The Directors Plan provided that commencing as of the effective date of the Directors Plan, any and all fees payable to directors for their service on the Board, and the salary payable to selected officers after the date that they became participants in the Directors Plan, were paid entirely and solely in shares of restricted stock. Although the Directors Plan is still in existence, the Company changed the compensation policy of directors beginning in 1996 (see "Compensation of Directors" discussed previously) and does not currently foresee any additional issuance of shares under the Directors Plan.

Stock Options Granted During 1998

     The following table sets forth information concerning individual grants of stock options by the Company for the year ended December 31, 1998 to the CEO. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during 1998.

                             Option Grants in 1998




                                        Percent of
                       Number of          Total                                          Potential Realizable
                       Securities        Options                                           Value at Assumed
                       Underlying      Granted to       Exercise                            Annual Rates of
                         Options        Employees       Price Per     Expiration          Stock Appreciation
Name                     Granted         in 1998          Share          Date             For Option Term (2)
-------------------------------------------------------------------------------------------------------------------
                                                                                         5 Percent       10 Percent
                                                                                         ---------       ----------
Theodore Venners         150,000 (1)       20.8%          $3.75        9/28/08               $0           $288,572

_______________

(1) Options granted under the 1992 Plan, which vest 20 percent per year beginning on the first anniversary date of the grant.
(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5 percent and 10 percent, compounded annually from the date the respective options were granted to their expiration date. The gains are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the end of the option period, and the date on which the options are exercised.

Stock Options Exercised During 1998 and Year-End Values

     The following table reports certain information regarding stock option exercises during the year ended December 31, 1998 and outstanding stock options held at December 31, 1998 by the CEO. No stock appreciation rights were exercised or were outstanding during 1998.

      Aggregated Option Exercises in 1998 and 1998 Year-End Option Values

                                                                                             Value of
                                                                   Number                  Unexercised
                                                               of Unexercised              In-the-Money
                              Shares                        Options at 12/31/98        Options at 12/31/98
                           Acquired on        Value            (Exercisable /             (Exercisable /
Name                         Exercise        Realized          Unexercisable)           Unexercisable) (1)
-------------------------------------------------------------------------------------------------------------
Theodore Venners                 -              -            540,000 / 460,000                $0 / 0

------------

(1) Based on the closing price of $1.50 of the Common Stock on the American Stock Exchange on December 31, 1998.

Compensation Committee Interlocks and Insider Participation


     Mr. Theodore Venners, Chairman of the Board, Chief Executive Officer and President of the Company, serves as a director of Northwestern Engineering Company, the Chairman of the Board and the President of which, Mr. Stanford Adelstein, serves as a director of the Company.

                   Committee Report on Executive Compensation

Executive Compensation

     All decisions on compensation for the Company's executive officers are made by the Compensation Committee of the Board (the "Committee"). The executive compensation program presently consists of annual base salary, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

     The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Company, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Company and the contributions of each executive.

     External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Company's compensation for its executives is assessed by comparing it to market data provided by a compensation consultant and comparing the Company's compensation levels to those published by Mountain States Employers Council, of which the Company was a member.

     The process of determining each of the elements of compensation for the Company's executive officers is outlined below.

     Base Salary

     Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size, market capitalizations and complexity to the Company. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographical or regional market data, industry trends and internal fairness within the Company. It is the Committee's intention that over time the base salaries for the CEO and the other executive officers will approach the mid-point of competitive data.

 Cash Bonus

     The Committee establishes a median potential bonus for each executive officer by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. The Committee's determination with respect to bonuses is based on a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important in the creation of long-term stockholder value. The Company paid bonuses of $10,000 each to Messrs. Patterson and Swenson and $65,000 to Mr. Venners in 1999 for their contributions to the Company in 1998.

 Stock Option Program

     The primary goal of the Company is to excel in the creation of long-term value for the Company's stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase Common Stock of the Company.

     The Committee and management believe that awards of stock options to purchase the shares of the Company accomplish many objectives. The grant of options to key employees encourages equity ownership in the Company, and closely aligns management's interest to the interests of all the stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company prematurely, stock options are an incentive for key employees to remain with the Company long-term.

     Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining option awards.

Policy on Deductibility of Compensation

     The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based." The annual cash compensation paid to individual executives of the Company do not approach the $1 million threshold, and it is believed that the stock incentive plans of the Company qualify as "performance based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will re-examine the Company's compensation practices and the effect of Section 162(m).

1998 CEO Compensation

     Cash compensation for Mr. Theodore Venners is reviewed by both the Committee and the full Board. The Committee and the Board evaluates Mr. Venners' performance and compensation using a process similar to that used for the other executive officers of the Company.

     Awards to Mr. Venners of options to purchase shares of the Common Stock are reviewed and determined periodically by the Committee using criteria similar to that used for the other executive officers of the Company. Mr. Venners was awarded options to purchase 150,000 shares of the Common Stock in 1998.


                          Mr. Brian D. Holt (Chairman)
                               Mr. Jack C. Pester
                              Mr. Stanley G. Tate

                         Comparative Performance Graph

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns (assuming reinvestment of dividends) for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Common Stock has been publicly traded only since July 21, 1994, and, as a result, the following graph assumes $100 invested on July 21, 1994 in the Common Stock, the Russell 2000 Index, and the Energy - Other industry group ("EO") as published by The Investors Business Daily. The stock price
                             ----------------------------
performance shown on the graph below is not necessarily indicative of future price performance.

                   Comparison of Total Return Among KFx Inc.,
                            the Russell 2000 Index,
         and The Investors Business Daily Energy - Other industry group
             ----------------------------
                    from July 21, 1994 to December 31, 1998


                       [PERFORMANCE GRAPH APPEARS HERE]


                                7/21/94     12/30/94      12/29/95      12/31/96      12/31/97      12/31/98
                          ----------------------------------------------------------------------------------
KFX                               100           91            86           102            60            28
Russell 2000                      100          104           131           153           187           182
EO                                100          107           116           188           264           262


     In addition to the Company, the EO is comprised of the following companies:
AES Corporation; Arch Coal Inc; Besicorp Group Inc; Calenergy Inc; Calpine Corporation; Cogeneration Corporation of America; Energy Research Corporation; Environmental Power Corporation; Golden Genesis Company; High Plains Corporation; Huaneng Power International Inc; KTI Inc; Penn Virginia Corporation; Pittston Minerals Group Inc; Rentech Inc; Thermo Ecotek Corporation; Thermo Power Corporation; Trigen Energy Corporation; U.S. Energy Systems Inc; and York Research Corporation. All companies in the EO industry group are listed on U.S. stock exchanges or the Nasdaq system.

     The Company is excluded from the EO industry group for purposes of the comparative performance graph.

     From July 21, 1994 to January 29, 1996, the Company's Common Stock was traded on the Nasdaq SmallCap Market under the trading symbol "KFXI." Beginning January 30, 1996, the Company's Common Stock was traded on the American Stock Exchange under the trading symbol "KFX."

                                STOCK OWNERSHIP
                                ---------------

     The following table sets forth certain information, as of April 30, 1999, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of the Common Stock of the Company, (2) each director of the Company, (3) the CEO and each Named Executive Officer, and (4) by all directors and executive officers of the Company as a group.

                                                       Shares Beneficially
                  Name and Address                            Owned                      Percentage of Class
----------------------------------------------------  ----------------------          -------------------------

Vincent N. Cook                                                      510,000     (1)                       2.1%
P.O. Box 4390
Avon, Colorado  81620

Cristobal Energy Co., Inc.                                         3,172,640                              13.3%
1270 Stone Canyon Road
Los Angeles, California  90077

Stanford M. Adelstein                                                200,000     (2)                         *
1309 W. Main Street
P.O. Box 8006
Rapid City, South Dakota 57709

Brian D. Holt                                                         32,113     (3)                         *
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Peter G. Martin                                                      118,113     (4)                         *
48 Ogden Place
Dobbs Ferry, New York  10522

Jack C. Pester                                                        97,126     (5)                         *
3751 Arnold
Houston, Texas  77005

Stanley G. Tate                                                      517,550     (6)                       2.2%
1175 N.E. 125th Street, Suite 102
North Miami Beach, Florida  33161

Thermo Ecotek Corporation                                          4,262,300     (7)                      17.8%
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Theodore Venners                                                   4,310,367     (8)                      17.7%
1999 Broadway, Suite 3200
Denver, Colorado  80202

All directors and executive officers                               6,050,369     (9)                      24.3%
     as a group (10 persons)

_______________

*   Less than 1 percent.

(1) Includes 300,000 shares owned by an investment partnership controlled by Mr. Cook and 20,000 shares which Mr. Cook has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options. Mr. Cook disclaims beneficial ownership of the 300,000 shares owned by the investment partnership.
(2) Represents shares owned by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the outstanding voting shares of capital stock.
(3) Includes 30,000 shares which Mr. Holt has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options.
(4) Includes 30,000 and 75,000 shares which Mr. Martin has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options and warrants, respectively.
(5) Includes 80,000 shares which Mr. Pester has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options.
(6) Includes 20,000 shares which Mr. Tate has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options and 14,000 shares owned by the Stanley Tate Revocable Trust for which Mr. Tate serves as trustee.
(7) Includes 11,300 shares owned by Thermo Electron Corporation, a majority stockholder of TCK.
(8) Includes 450,000 shares which Mr. Venners has the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options.
(9) Includes an aggregate of 905,000 shares which directors and executive officers as a group have the right to acquire within 60 days of April 30, 1999 pursuant to the exercise of options or warrants. Includes 300,000 shares of which Mr. Cook disclaims beneficial ownership and 7,500 shares owned by the mother of Mr. Seth L. Patterson, the Company's Executive Vice President and Chief Financial Officer, of which Mr. Patterson disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 (a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such 16(a) reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1998, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and 10% Stockholders were complied with, except Mr. Adelstein filed a Form 3 late, Mr. Martin and Mr. Venners each failed to file two Form 4s to report stock purchases, which were reported on their Form 5s, and Mr. Tate failed to file three Form 4s to report stock purchases, which were reported on his Form 5.

Change in Control Arrangements

     See "Certain Relationships and Related Transactions - Thermo Ecotek Corporation" for a description of the Company's agreements with TCK that give TCK the right to acquire up to a 51% ownership interest in the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

Thermo Ecotek Corporation

     On August 18, 1995, the Company entered into several agreements (described below) with TCK, a stockholder of the Company which owns approximately 17.8% of the Company's Common Stock, whereby, over a six-year period, TCK has the right, at its option, to acquire up to a 51% ownership interest in the Company through stock purchases and the exercise of warrants.

     1. The Company and TCK entered into a Stock Purchase Agreement dated August 18, 1995 which generally provides for the issuance and sale of up to 4,250,000 shares of the Common Stock as follows: (a) the first, second and third purchases under the Stock Purchase Agreement occurred on August 29, 1995; December 28, 1995; and January 28, 1997, respectively, wherein TCK purchased 1,500,000 shares on the first and second such date at a price of $2.00 per share, and 1,250,000 shares on the third such date at a price of $2.00 per share.

      2. On August 18, 1995, the Company issued two warrants to TCK ("Warrant A" and Warrant B"). Warrant A grants to TCK the right to purchase 7,750,000 shares at an exercise price of $3.65 per share, subject to adjustment. Warrant A is exercisable in whole or in part, commencing on January 1, 2000 and ending July 1, 2001. Warrant B grants to TCK the right to purchase that number of shares sufficient to give TCK ownership of 51 percent of the Company's outstanding shares on the date of exercise, at a price per share equal to the average of the daily closing price of the shares for the 40 trading days immediately preceding the exercise date. Warrant B may be exercised in whole or in part commencing on January 1, 2000 and ending July 1, 2001, if Warrant A has previously been exercised in full.

      3. A Stockholders' Voting and Co-Sale Agreement (the "Voting Agreement") was also entered into on August 18, 1995 by and among the Company, TCK and Mr. Theodore Venners, Chairman, President and Chief Executive Officer of the Company. Pursuant to the terms of the Voting Agreement, the Company agreed to increase its number of directors by one director and the parties agreed to use their best efforts to elect one member designated by TCK to the Board. Accordingly, Mr. Brian Holt was elected to the Board in October 1995. After such time as TCK has exercised Warrant A, in full, the parties agree to use their best efforts to elect to the Board the number of directors designated by TCK sufficient to equal at least one-third of all Board members; and following TCK's exercise of Warrant B, in full, the parties agree to support the election of directors designated by TCK to the Board sufficient to provide TCK with a majority of all Board members.

      4. A Registration Rights Agreement, dated August 18, 1995, was entered into between the Company and TCK whereby the Company agreed to provide for the registration under the Securities Act of 1933, as amended, of the shares purchased under the Stock Purchase Agreement and upon exercise of Warrant A or Warrant B.

Estate of Edward Koppelman

     The Company is a party to a Royalty Agreement with Edward Koppelman, whereby Mr. Koppelman is entitled to receive a royalty equal to 25 percent of the Company's worldwide royalty and license fee revenue, computed after the payment of a royalty to the State of Wyoming. The royalty to Mr. Koppelman will cease when the cumulative payments to him reach the sum of approximately $75.2 million. Mr. Koppelman passed away in October 1997 and all his rights and obligations as discussed above are held by his estate. In his will, Mr. Koppelman bequeathed 50 percent of the royalty stream to Theodore Venners, the Chairman of the Board, Chief Executive Officer and President of the Company.

Other

     The Company has a consulting agreement (the "Consulting Agreement") with Venners & Company, Ltd. for investor and public relations and governmental affairs services. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners. During 1998, Venners & Company, Ltd. was paid $266,666 for consulting fees and reimbursed expenses relating to the business of the Company. The Company also provides office space for Mr. John Venners in Arlington, Virginia. The Consulting Agreement provides for a two-year term which began January 1, 1994 and is automatically renewable for successive one-year periods, unless either party terminates the Consulting Agreement. Also, the Company is obligated to include Venners & Company, Ltd. in any cash-based employee benefit programs of the Company. During 1998, the Company paid medical insurance premiums of approximately $3,854 for an employee of Venners & Company, Ltd.

     In August 1998 the Company extended the expiration date of 50,000 warrants issued to Mr. Peter Martin, a director of the Company, in June 1997 and 25,000 warrants issued to Mr. Martin in August 1995 in connection with consulting and financing services he provided to the Company. The expiration date was extended from August 2, 1998 to August 2, 2001.

     In September 1998 the Company granted 100,000 options to Mr. Vincent Cook, a director of the Company, in connection with consulting services he provided to the Company. The options have an exercise price of $3.75, were vested on the date of grant and expire five years after the date of the grant.

     The Company has a stock purchase agreement with Mr. Theodore Venners, Chairman of the Board, Chief Executive Officer and President of the Company, which gives the Company the option to purchase up to $5 million of the Company's Common Stock held by Mr. Venners at fair market value upon Mr. Venner's death.

                                 PROPOSAL NO. 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
              ----------------------------------------------------

     The Board, upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 1999. PricewaterhouseCoopers has served as the Company's independent accountants since the fiscal year ended December 31, 1992. Representatives of PricewaterhouseCoopers will be present at the Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

     Although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated, the Board may reconsider its selection.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3

                            SOLICITATION OF PROXIES
                            -----------------------

     This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission, electronic means or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material. In addition, the Company has retained its transfer agent, InterWest Transfer Company, Inc. ("InterWest"), to solicit proxies from stockholders by mail, in person and by telephone. The Company will pay InterWest a fee of $500 for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

                                 ANNUAL REPORT
                                 -------------

     The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998, together with a letter from Mr. Theodore Venners, Chairman of the Board of Directors and Chief Executive Officer, has been mailed to stockholders along with this Proxy Statement. The Company will, upon written request and without charge, provide to any person solicited hereunder additional copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 1999 Broadway, Suite 3200, Denver, Colorado 80202. Also, such report may be obtained from the Company's Internet homepage at http://www.kfx.com.

                                 OTHER MATTERS
                                 -------------

     The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING
                 ---------------------------------------------

     Any stockholder who intends to submit a proposal at the 2000 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than December 1, 1999. Proxies for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all stockholder proposals of which the Company does not receive notice before March 16, 2000. Such proposals should be sent to Rudolph G. Swenson, the Secretary of the Company, at 1999 Broadway, Suite 3200, Denver, Colorado 80202.

                        NOTICE TO BANKS, BROKER-DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES
                     --------------------------------------

     Please advise the Company whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                        By Order of the Board of Directors



                                        Rudolph G. Swenson
                                        Secretary

Denver, Colorado
April 30, 1999

                                   ANNEX A-1



                                    KFX INC.

                           1999 STOCK INCENTIVE PLAN



1.  Purposes of the Plan.  The purposes of this Stock Incentive Plan are to
    --------------------
attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

2.  Definitions.  As used herein, the following definitions shall apply:
    -----------

    (a)  "Administrator" means the Board or any of the Committees appointed to
          -------------
administer the Plan.

    (b)  "Affiliate" and "Associate" shall have the respective meanings ascribed
          ---------       ---------
to such terms in Rule 12b-2 promulgated under the Exchange Act.

    (c)  "Applicable Laws" means the legal requirements relating to the
          ---------------
administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

    (d)  "Award" means the grant of an Option, SAR, Dividend Equivalent Right,
          -----
Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

    (e)  "Award Agreement" means the written agreement evidencing the grant of
          ---------------
an Award executed by the Company and the Grantee, including any amendments thereto.

    (f)  "Board" means the Board of Directors of the Company.
          -----

    (g)  "Cause" means, with respect to the termination by the Company or a
          -----
Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iv) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

    (h)  "Change in Control" means a change in ownership or control of the
          -----------------
Company effected through either of the following transactions:

         (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

         (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

    (i)  "Code" means the Internal Revenue Code of 1986, as amended.
          ----

    (j)  "Committee" means any committee appointed by the Board to administer
          ---------
the Plan.

    (k)  "Common Stock" means the common stock of the Company.
          ------------

    (l)  "Company" means KFx Inc., a Delaware corporation.
          -------

    (m)  "Consultant" means any person (other than an Employee or a Director,
          ----------
solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

    (n)  "Continuing Directors" means members of the Board who either (i) have
          --------------------
been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

    (o)  "Continuous Service" means that the provision of services to the
          ------------------
Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety
(90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

    (p)  "Corporate Transaction" means any of the following transactions:
          ---------------------

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

         (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

         (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

    (q)  "Covered Employee" means an Employee who is a "covered employee" under
          ----------------
Section 162(m)(3) of the Code.

    (r)  "Director" means a member of the Board or the board of directors of any
          --------
Related Entity.

    (s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

    (t)  "Dividend Equivalent Right" means a right entitling the Grantee to
          -------------------------
compensation measured by dividends paid with respect to Common Stock.

    (u)  "Employee" means any person, including an Officer or Director, who is
          --------
an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

    (v)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

    (w)  "Fair Market Value" means, as of any date, the value of Common Stock
          -----------------
determined as follows:

         (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

         (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

    (x)  "Grantee" means an Employee, Director or Consultant who receives an
          -------
Award pursuant to an Award Agreement under the Plan.

    (y)  "Incentive Stock Option" means an Option intended to qualify as an
          ----------------------
incentive stock option within the meaning of Section 422 of the Code.

    (z)  "Non-Qualified Stock Option" means an Option not intended to qualify as
          --------------------------
an Incentive Stock Option.

    (aa) "Officer" means a person who is an officer of the Company or a Related
          -------
Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (bb) "Option" means an option to purchase Shares pursuant to an Award
          ------
Agreement granted under the Plan.

    (cc) "Parent" means a "parent corporation," whether now or hereafter
          ------
existing, as defined in Section 424(e) of the Code.

    (dd) "Performance - Based Compensation" means compensation qualifying as
          --------------------------------
"performance-based compensation" under Section 162(m) of the Code.

    (ee) "Performance Shares" means Shares or an Award denominated in Shares
          ------------------
which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

    (ff) "Performance Units" means an Award which may be earned in whole or in
          -----------------
part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

    (gg) "Plan" means this 1999 Stock Incentive Plan.
          ----

    (hh) "Related Entity" means any Parent, Subsidiary and any business,
          --------------
corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

    (ii) "Related Entity Disposition" means the sale, distribution or other
          --------------------------
disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

    (jj) "Restricted Stock" means Shares issued under the Plan to the Grantee
          ----------------
for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

    (kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any
          ----------
successor thereto.

    (ll) "SAR" means a stock appreciation right entitling the Grantee to Shares
          ---
or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

    (mm) "Share" means a share of the Common Stock.
          -----

    (nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter
          ----------
existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.
    -------------------------
    (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 2,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

    (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan.
    --------------------------

    (a)  Plan Administrator.
         ------------------
         (i)    Administration with Respect to Directors and Officers. With
                -----------------------------------------------------
respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

         (ii)   Administration With Respect to Consultants and Other Employees.
                --------------------------------------------------------------
With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

         (iii)  Administration With Respect to Covered Employees.
                ------------------------------------------------
Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

         (iv)   Administration Errors. If an Award is granted in a manner
                ---------------------
inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

    (b)  Powers of the Administrator. Subject to Applicable Laws and the
         ---------------------------
provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

         (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

         (ii) to determine whether and to what extent Awards are granted hereunder;

         (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

         (iv)   to approve forms of Award Agreements for use under the Plan;

         (v) to determine the terms and conditions of any Award granted hereunder;

         (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

         (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

         (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

         (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

    (c)  Effect of Administrator's Decision.  All decisions, determinations and
         ----------------------------------
interpretations of the Administrator shall be conclusive and binding on all persons.

5.  Eligibility.  Awards other than Incentive Stock Options may be granted to
    -----------
Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.  Terms and Conditions of Awards.
    ------------------------------
    (a)  Type of Awards. The Administrator is authorized under the Plan to award
         --------------
any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

    (b)  Designation of Award. Each Award shall be designated in the Award
         --------------------
Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

    (c)  Conditions of Award. Subject to the terms of the Plan, the
         -------------------
Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

    (d)  Acquisitions and Other Transactions. The Administrator may issue Awards
         -----------------------------------
under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

    (e)  Deferral of Award Payment.  The Administrator may establish one or more
         -------------------------
programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

    (f)  Award Exchange Programs.  The Administrator may establish one or more
         -----------------------
programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

    (g)  Separate Programs. The Administrator may establish one or more separate
         -----------------
programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

    (h)  Early Exercise. The Award Agreement may, but need not, include a
         --------------
provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

    (i)  Term of Award.  The term of each Award shall be the term stated in the
         -------------
Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

    (j)  Transferability of Awards.  Incentive Stock Options may not be sold,
         -------------------------
pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

    (k)  Time of Granting Awards.  The date of grant of an Award shall for all
         -----------------------
purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7.  Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.
    -------------------------------------------------------------------------

    (a) Exercise or Purchase Price. The exercise or purchase price, if any, for
        --------------------------
an Award shall be as follows:

        (i)   In the case of an Incentive Stock Option:

              (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

        (iii) In the case of other Awards, such price as is determined by the Administrator.

        (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

    (b)  Consideration. Subject to Applicable Laws, the consideration to be paid
         -------------
for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

        (i)   cash;

        (ii)  check;

        (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

        (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

         (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

         (vi) any combination of the foregoing methods of payment.

    (c)  Taxes.  No Shares shall be delivered under the Plan to any Grantee or
         -----
other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

    (d)  Reload Options. In the event the exercise price or tax withholding of
         --------------
an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8.  Exercise of Award.
    -----------------

    (a)  Procedure for Exercise; Rights as a Stockholder.
         -----------------------------------------------

         (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

         (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10 below.

    (b)  Exercise of Award Following Termination of Continuous Service.
         -------------------------------------------------------------

         (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

         (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

         (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

    (c)  Buyout Provisions. The Administrator may at any time offer to buy out
         -----------------
for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9.  Conditions Upon Issuance of Shares.
    ----------------------------------

    (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action
    ------------------------------------------
by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control/Related Entity
    --------------------------------------------------------
Dispositions/Buyout. Except as may be provided in an Award Agreement :
-------------------
    (a) In the event of any Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof. In addition, an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Corporate Transaction, either assumed by the successor corporation or Parent thereof or replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or Parent thereof or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights immediately upon termination of the Grantee's Continuous Service (substituting the successor employer corporation for "Company or Related Entity" for the definition of "Continuous Service") if such Continuous Service is terminated by the successor company without Cause within twelve (12) months of the Corporate Transaction. The determination of Award comparability above shall be made by the Administrator, and its determination shall be final, binding and conclusive.


          (b) Following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause within twelve (12) months of a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately upon the termination of such Continuous Service.


          (c) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Award and be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent. In addition, such Continuous Service shall not be deemed to terminate and an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Related Entity Disposition, either to be assumed by the successor entity or its parent or to be replaced with a comparable Award with respect to interests in the successor entity or its parent or (ii) such Award is to be replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights immediately upon termination of the Grantee's Continuous Service (substituting the successor employer entity for "Company or Related Entity" for the definition of "Continuous Service") if such Continuous Service is terminated by the successor entity without Cause within twelve (12) months of the Related Entity Disposition. The determination of Award comparability above shall be made by the Administrator, and its determination shall be final, binding and conclusive.


          (d) Notwithstanding the foregoing, the Administrator, in its discretion, may accelerate the vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding award, or prevent such acceleration and release, with respect to any Corporate Transaction, Change in Control or Related Entity Disposition.


          (e) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12.  Effective Date and Term of Plan.  The Plan shall become effective upon the
     -------------------------------
earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  Amendment, Suspension or Termination of the Plan.
     ------------------------------------------------

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.  Reservation of Shares.
     ---------------------

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  No Effect on Terms of Employment/Consulting Relationship.  The Plan shall
     --------------------------------------------------------
not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

16.  No Effect on Retirement and Other Benefit Plans.  Except as specifically
     -----------------------------------------------
provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder Approval.  The grant of Incentive Stock Options under the Plan
     --------------------
shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                          [FRONT OF PROXY VOTING CARD]

                                     PROXY
                                    KFX INC.
               1999 BROADWAY, SUITE 3200, DENVER, COLORADO 80202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of KFx Inc. (the "Company") hereby appoints Seth L. Patterson and Rudolph G. Swenson as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the annual meeting of stockholders of the Company to be held on Thursday, June 17, 1999 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202, and any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
[ ]  FOR the nominees listed below.
[ ]  WITHHOLD AUTHORITY to vote for the nominees for director listed below.
[ ] FOR the nominees for director listed below, EXCEPT WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH.
                  Nominees:
                     Jack C. Pester
                     Theodore Venners

PROPOSAL No. 2 - APPROVAL AND RATIFICATION OF 1999 STOCK INCENTIVE PLAN
            [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

PROPOSAL No. 3 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
            [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

Proposal No. 4 - To transact such other business as may properly be brought before the meeting and any postponements, continuations or adjournments thereof.

                          [BACK OF PROXY VOTING CARD]

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted "FOR" the nominee of the Board of Directors in the election of directors, "FOR" the approval and ratification of the 1999 Stock Incentive Plan and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any postponements, continuations or adjournments thereof.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                            Dated:  _______________, 1999

                      (Label)               ___________________________
                                             (Stockholder's Signature)

                                            ___________________________
                                             (Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer and affix corporate seal.